UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 24, 2010
FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
     On June 24, 2010, FSI International, Inc. (the “Company”) issued a press release regarding our financial results for the fiscal quarter ended May 29, 2010, a copy of which is being furnished as an exhibit to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          (e) On June 23, 2010, the Company adopted a compensation plan for the fiscal year ending August 28, 2010 that provides for an aggregate amount of incentive cash compensation to be available for distribution to employees of the Company, including its executive officers. The aggregate amount distributable under such plan will be based on the Company’s operating income, prior to any incentive plan accrual, for fiscal year ending August 28, 2010. Amounts ultimately paid under the plan to employees, including executive officers, would be at the discretion of the Compensation Committee of the Board of Directors (the “Committee”). The Committee’s determination and payment of any amounts under the plan likely would be made in November 2010, in connection with the completion of the audited financial statements for the Company. The maximum amounts that could be paid to any executive officer under the plan has been set as a percentage of such officer’s base salary for the 2010 fiscal year. For the Chief Executive Officer that percentage is 100% of base salary and for each of the other executive officers that percentage is 80% of base salary.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
     The following exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” of this Current Report on Form 8-K:
99	Press release dated June 24, 2010.
*[Signature Page to Follow]*

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSI INTERNATIONAL, INC.
By	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: June 24, 2010

Index to Exhibits

Exhibit No.	Description	Method of Filing

99	Press release dated June 24, 2010	Electronic Transmission